                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 30, 2004
                                 --------------


                        WARWICK VALLEY TELEPHONE COMPANY
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)


          NEW YORK                        0-11174               14-1160510
------------------------------------------------------------------------------
(State or Other Jurisdiction            (Commission           (IRS employer
     of Incorporation)                  File Number)        Identification No.)


    47 MAIN STREET, WARWICK, NEW YORK                                 10990
 -----------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)


  Registrant's telephone number, including area code   (845) 986-8080
                                                      ----------------



-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure


     On Friday June 25, 2004, the Board of Directors accepted the resignation of Mr. M. Lynn Pike as President, CEO, and Director of Warwick Valley Telephone Company. Mr. Pike remains an employee of the Company while the terms of his severance are negotiated. The Board of Directors expressed its appreciation for Mr. Pike's service to the Company over the last four and one-half years.

     The Board of Directors has designated Mr. Herbert Gareiss, Jr. as acting President, also effective June 25, 2004, while it conducts a search for Mr. Pike's successor. It is anticipated that Mr. Pike's successor will be elected to fill the Board seat vacated by Mr. Pike. Mr. Gareiss, who has himself been a Director of the Company since 1998, has been Vice President of the Company since 1990 and Secretary since 2002 and has been Vice President and director of Warwick Valley Mobile Telephone Company, Inc., Warwick Valley Long Distance Company, Inc, Warwick Valley Networks, Inc. and Hometown Online, Inc. since before 1998. He was Assistant Secretary and Assistant Treasurer of the Company from 1980 until 1990. His is currently 58 years old. There is no family relationship between Mr. Gareiss and any other Director or executive officer of the Company. Other than his receipt of compensation from the Company as disclosed in the Company's proxy statement for its 2004 annual meeting of shareholders, there have been no transactions between Mr. Gareiss and the Company since the beginning of 2003. There is no employment agreement between Mr. Gareiss and the Company.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WARWICK VALLEY TELEPHONE COMPANY

Dated: June 30, 2004                     By:  /s/  Herbert Gareiss, Jr.
                                              -------------------------
                                         Name:  Herbert Gareiss, Jr.
                                         Title: Acting President